                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: MARCH 31, 2003

                        (Date of Earliest Event Reported)


                          CAPSTEAD MORTGAGE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         MARYLAND                  1-8896                  75-2027937
  (State of Incorporation)   (Commission File No.)      I.R.S. Employer
                                                       Identification No.)


           8401 NORTH CENTRAL EXPRESSWAY
                    SUITE 800
                  DALLAS, TEXAS                              75225
     (Address of Principal Executive Offices)             (Zip Code)


       Registrant's Telephone Number, Including Area Code: (214) 874-2323
                                                           --------------


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

RULING RECEIVED GRANTING CAPSTEAD'S MOTION TO DISMISS SHAREHOLDER SUIT

BACKGROUND:

During 1998, twenty-four purported class action lawsuits were filed against the Company and certain of its officers alleging, among other things, that the defendants violated federal securities laws by publicly issuing false and misleading statements and omitting disclosure of material adverse information regarding the Company's business. In March 1999, these actions were consolidated and in July 2000, the court appointed a lead plaintiff group. An amended complaint was filed in October 2000. The amended complaint claims that as a result of alleged improper actions, the market prices of the Company's equity securities were artificially inflated during the period between April 17, 1997 and June 26, 1998. The amended complaint seeks monetary damages in an undetermined amount. In February 2001 the Company responded to this amended complaint with a motion to dismiss all allegations against the Company and the named officers. In April 2001 the plaintiffs responded to the Company's motion to dismiss and the Company filed its reply to the plaintiffs' response in May 2001.

RULING ON MARCH 31, 2003:

By order dated March 31, 2003, the court granted the Company's motion to dismiss and entered an order dismissing the amended complaint and denying the plaintiffs' request to further amend their complaint. The plaintiffs have not yet indicated whether they intend to appeal the dismissal of the amended complaint.

The court's order also addressed an individual shareholder suit consolidated with the putative class actions in June 2001, subsequent to the filing of the motion to dismiss. The court directed the sole plaintiff in the individual suit to respond in writing by April 21, 2003, and inform the court why the grounds for dismissal of the amended class action complaint should not also apply to the claims in the individual suit.

Management continues to believe the final resolution of these suits will not have a material adverse effect on the financial position of the Company.

FORWARD-LOOKING STATEMENTS:

         This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. The Company's financial condition could differ materially from that anticipated in these forward-looking statements.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CAPSTEAD MORTGAGE CORPORATION


April 1, 2003                     By:  /s/ Phillip A. Reinsch
                                       -----------------------------------------
                                       Phillip A. Reinsch, Senior Vice President


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